UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2023

Monterey Innovation Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40861 (Commission File Number)	85-2204842 (I.R.S. Employer Identification No.)

17 State Street 21st Floor New York, NY (Address of principal executive offices)	10004 (Zip Code)

(917) 267-0216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	MTRYU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	MTRY	The Nasdaq Stock Market LLC
Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MTYRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on July 3, 2023, Monterey Innovation Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated September 30, 2021, as amended, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on July 3, 2023, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 3, 2023, the Company held a special meeting of stockholders (the “special meeting”). On June 9, 2023, the record date for the special meeting, there were 4,894,384 shares of common stock of the Company entitled to be voted at the special meeting, approximately 84.28% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend (the “Charter Amendment”) the Company’s Charter by allowing the Company to further extend the date by which the Company has to consummate a business combination (the “Combination Period”) from July 5, 2023 to up to nine (9) times by an additional month each time (or up to April 5, 2024) (as extended, the “Extended Date”) by depositing into the trust account $100,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,772,142	335,243	17,600	—

2. Trust Amendment Proposal

The stockholders approved the proposal to amend (the “Trust Amendment” and together with the Charter Amendment, the “Extensions”) the Trust Agreement, allowing the Company to extend the Combination Period from July 5, 2023 to the Extended Date by depositing into the trust account $100,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,772,142	335,243	17,600	—

Item 8.01. Other Events.

In connection with the votes to approve the Extensions, the holders of 558,454 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.835 per share, for an aggregate redemption amount of approximately $6,050,967, leaving approximately $15,829,486 in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Monterey Innovation Acquisition Corp., dated July 3, 2023.
10.1	Amendment to the Investment Management Trust Agreement, dated July 3, 2023, by and between Monterey Innovation Acquisition Corp. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey Innovation Acquisition Corp.

By:	/s/ Murat Omur
Name: Murat Omur
Title: Chief Executive Officer

Date: July 10, 2023